                          MOLECULAR DIAGNOSTICS, INC.


                         NOTICE OF GUARANTEED DELIVERY
           PURSUANT TO THE OFFERING CIRCULAR DATED DECEMBER 18, 2001


     This Notice of Guaranteed Delivery relates to the offer of Molecular Diagnostics, Inc. ("Molecular Diagnostics") to exchange (the "Exchange Offer") 1/25 (one twenty-fifth) of a share of Series E convertible preferred stock, par value $0.001 per share, of Molecular Diagnostics for each share of common stock, par value $0.001, of Molecular Diagnostics. Subject to the terms and conditions of the Exchange Offer, Molecular Diagnostics will issue 800,000 shares of Series E convertible preferred stock for up to 20,000,000 shares of common stock, representing approximately 56% of the outstanding common stock as of November 16, 2001 that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. If more than 20,000,000 shares of common stock are tendered, Molecular Diagnostics will purchase from each tendering holder of common stock an amount based on the proportion of common stock tendered by that holder to all common stock tendered. For a more detailed description of the Series E convertible preferred stock Molecular Diagnostics is proposing to issue in the Exchange Offer, please see the section of the Offering Circular entitled "Description of Series E Convertible Preferred Stock." This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if you wish to tender any common stock, but (1) the certificates for the common stock are not immediately available, (2) time will not permit your certificates for the common stock or other required documents to reach LaSalle Bank National Association, as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on December 19, 2001 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")) or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date. You may effect a tender of your common stock if (a) the tender is made through an Eligible Guarantor Institution (as defined in the Offering Circular under the title "The Exchange Offer -- Procedures for Tendering Common Stock"); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of common stock you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered common stock, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offering Circular under the title "The Exchange Offer -- Procedures for Tendering Common Stock") of transfer of the common stock into the Exchange Agent's account at The Depository Trust Company (including the Agent's Message (as defined in the Offering Circular under the title "The Exchange Offer
 -- Procedures for Tendering Common Stock") that forms a part of the Book-Entry Confirmation), as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (d) the Exchange Agent receives the certificates for all physically tendered common stock, in proper form for transfer, or a Book-Entry Confirmation of transfer of the common stock into the Exchange Agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of a Book-Entry Confirmation, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message instead of the Letter of Transmittal, in each case, within three NYSE trading days after the

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date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

                                  Delivery To:
               LaSalle Bank National Association, Exchange Agent

        By Certified Mail:               By Overnight Courier:                     By Hand:
LaSalle Bank National Association  LaSalle Bank National Association  LaSalle Bank National Association
 135 South LaSalle Street, Suite    135 South LaSalle Street, Suite    135 South LaSalle Street, Suite
               1960                               1960                               1960
     Chicago, Illinois 60603            Chicago, Illinois 60603            Chicago, Illinois 60603
      Attention: Mark Rimkus             Attention: Mark Rimkus             Attention: Mark Rimkus
  (registered or certified mail
           recommended)

                                 By Facsimile:
                     (Eligible Guarantor Institutions Only)
                                 (312) 904-2236

                            To Confirm by Telephone
                            or for Information Call:
                                 (312) 904-2458

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

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

Ladies and Gentlemen:

     Subject to the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the undersigned hereby tenders to Molecular Diagnostics, Inc. the amount of common stock set forth below pursuant to the guaranteed delivery procedure described in the Offering Circular under the title "The Exchange Offer -- Guaranteed Delivery Procedures." If you desire to tender less than all of the shares evidenced by the stock certificates listed below, please indicate the exact number of shares of common stock you wish to tender.

 Amount of common stock tendered:

 ------------------------------------------------------------------------------

 Certificate Nos. (if available):

 ------------------------------------------------------------------------------

 Total amount represented by common stock certificate(s):

 ------------------------------------------------------------------------------

 If common stock will be delivered by book-entry transfer to The Depository Trust Company, provide account number:

 Account Number:
 ------------------------------------------------------------------------------

     ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

                                        X
              ----------------------------------------------------

                                        X
              ----------------------------------------------------
                Signature(s) of Owner(s) or Authorized Signatory

             -----------------------------------------------------

             -----------------------------------------------------
                                     Date

 Area Code and Telephone Number: (  )
 -------- -
 --------------------

      Must be signed by the holder(s) of common stock as their name(s) appear(s) on certificates for common stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement or appropriate stock powers and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):
 ------------------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
 Capacity:
 ------------------------------------------------------------------------------
 Address(es):
 ------------------------------------------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the amount of common stock tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such common stock into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Offering Circular under the title "The Exchange Offer -- Guaranteed Delivery Procedures," together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

------------------------------------------    ------------------------------------------
NAME OF FIRM                                  AUTHORIZED SIGNATURE


------------------------------------------    ------------------------------------------
ADDRESS                                       TITLE


                                              Name:
------------------------------------------    ------------------------------------------
ZIP CODE                                      (PLEASE TYPE OR PRINT)


Area Code and                                 Dated:
Tel. No.:                                     ------------------------------------------
-----------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR COMMON STOCK WITH THIS FORM. CERTIFICATES FOR
      COMMON STOCK SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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